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                                                              EXHIBIT 10. LXXVII


                              EMPLOYMENT AGREEMENT

       AGREEMENT dated July 1, 1999 (the "Effective Date") by and between VIRAGEN (SCOTLAND) LIMITED, a company registered in Scotland with registered number 155387 and having a place of business at Pentlands Science Park, Bush Loan, Penicuik, Midlothian EH26 0PZ ("Employer"), and DR. DONALD MAGNUS NICOLSON, Drumbeg Lodge, Gartness Road, Drymen G63 0DW ("Employee").

                              W I T N E S S E T H:

       WHEREAS, Employer desires to employ the Employee upon the terms and conditions hereinafter set forth and Employee desires to accept employment upon such terms and conditions; and

       WHEREAS, Employer and Employee desire to set forth in writing the terms and conditions of their agreements and understandings with respect to Employee's employment by Employer.

       NOW, THEREFORE, Employer hereby employs Employee and Employee hereby accepts employment under the following terms and conditions:

         1. DEFINITIONS

              In this Agreement unless the context otherwise requires, the following expressions have the following meanings:

              "THE BOARD"          means the Board of Directors for the time
                                   being of Employer or any committee duly
                                   appointed by the Board of Directors;

              "THE EMPLOYMENT"     means the Employee's employment under this
                                   Agreement;

              "GROUP COMPANY"      means any holding company for the time being
                                   of Employer or any subsidiary for the time being of Employer or of any such holding company (other than Employer) (for which purpose the expressions "holding company" and "subsidiary" shall have the meaning ascribed thereto by Section 736 of the Companies Act
                                   1985).

       2.     EMPLOYMENT

              Employer hereby employs Employee, and Employee hereby accepts employment by Employer, upon all the terms and conditions hereinafter set forth.



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       3.     TERM

              Subject to the provisions for earlier termination set forth in
       Section 15 hereof and, notwithstanding the date of this Agreement, this Agreement commenced on 1st July 1999 and shall continue until the close of business on 30th June 2001 (the "Employment Term").

       4.     CONTINUOUS EMPLOYMENT

              Employee's employment with Employer in terms of this Agreement is continuous with his previous employment with Employer which commenced on 1st April 1996.

       5.     EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

              Employee represents and warrants to Employer that he is free to accept employment with Employer as contemplated herein and has no other written or oral obligations or commitments of any kind or nature which would in any way interfere with his acceptance of employment pursuant to the terms hereof or the full performance of his obligations hereunder or the exercise of his best efforts in his employment hereunder.

       6.     DUTIES AND EXTENT OF SERVICES

              Employee shall be employed as Employer's Managing Director and Chief Operations Officer of the Group Companies Viragen (Europe) and Viragen, Inc. The employee shall also act as Vice President of New Product Development for Viragen Inc. As such, Employee shall, subject to the direction of the Board, supervise and conduct the Employer's operations and affairs as assigned by the Board, and perform such other duties and responsibilities as may be assigned to Employee from time to time consistent with such title by the Board including where such duties require Employee to work for any Group Company. Employee accepts that he may be required to perform other tasks or duties outwith the scope of his normal duties. Employee agrees to devote sufficient time, skill, attention and energy diligently and competently to perform the duties and responsibilities reasonably assigned to him hereunder or pursuant hereto to the best of his abilities. Employee shall use his best efforts to be loyal and faithful at all times and constantly endeavor to improve his ability and his knowledge of the business of Employer in an effort to increase the value of his services for the mutual benefit of Employer and Employee. Employer may at its sole discretion transfer this Agreement or second Employee to any Group Company at any time.

              Employer reserves the right to suspend all or any of Employee's duties and powers on such terms as it considers expedient (including a term that Employee shall not attend at Employer's premises) or to require Employee to





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       carry out the duties of another position of equivalent status either in addition to or instead of his duties as Managing Director of Employer and Chief Operations Manager of the Group Company, Viragen Inc. During any period of suspension, Employee will not be entitled to work either on his own account or on behalf of any other person, business or company.

       7.     OTHER INTERESTS

              Employee shall not (except with the prior consent of the Board) accept any appointment to any office in relation to any body, whether corporate or not, or be directly or indirectly employed, engaged, concerned or interested in any other business or undertaking, provided that this shall not prohibit the holding (directly or through nominees) of investments listed on the London Stock Exchange or in respect of which dealing takes place in the Alternative Investment Market on the London Stock Exchange or any recognised stock exchange provided that not more than 5 per cent of the issued shares or other securities of any class of any one company shall be so held without the prior sanction of a resolution of the Board. Employee shall immediately notify Employer of any actual or potential conflict of interest with the Employment including without limitation to the foregoing generality any transaction or dealing which involves, or might involve, a relative of Employee or any employee of such relative.

              Subject to any regulations issued by Employer, Employee shall not be entitled to receive or obtain directly or indirectly any discount, rebate or commission in respect of any sale or purchase of goods effected or other business transacted (whether or not by him) or by or on behalf of Employer and if he (or any firm or company in which he is interested) shall obtain any such discount, rebate or commission he shall account to Employer for the amount received by him (or a due proportion of the amount received by such company or firm having regard to the extent of his interest therein).

       8.     HOURS AND PLACE OF WORK

              Employee agrees that he shall work such hours as are necessary for the proper performance of his duties, including any such hours which exceed the maximum weekly working time limit of 48 hours imposed by the Working Time Regulations 1998 or any re-enactment thereof. Employee shall work a minimum of 37.5 hours per week from 9.30am to 6pm Monday to Friday, with a break of one hour for lunch each day.

              Employee's place of work will initially be Employer's offices at Penicuik but Employer may require Employee to work at any place within the United Kingdom on either a temporary or an indefinite basis. Employee will be given reasonable notice of any change in his place of work.


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              Employee undertakes to use reasonable endeavours to relocate his residence closer to Employer's offices.

       9.     REMUNERATION

              Employee shall receive an annual salary during the Employment Term of (pound)103,000. Employee's salary shall be payable in accordance with the Company's normal payroll process, currently monthly in arrears on or around the 18th day of each month. Employee may also be entitled to such fringe benefits, if any, that shall be made available to Employee further described herein. The remuneration in this clause shall be inclusive of any fees to which Employee may be entitled as a director of Employer or any Group Company.

       10.    FRINGE BENEFITS AND EXPENSES

              A.     EMPLOYEE PLANS

                     Employee shall be eligible during the continuance of Employment to participate in such medical, hospitalisation, group health, accident, disability and life insurance schemes and plans, such pension, 401 K and such other employee benefit schemes to the same extent such plans and schemes are made generally available from time to time by Employer to all of its other similarly-situated employees; provided, however, Employer shall be under no obligation to make any of such plans or schemes available to its employees or continue any which currently or in the future exist, except as otherwise required by law. Entitlement to such benefits is subject always to:

                     o the terms and conditions of the schemes or arrangements from time to time;

                     o the insurer of the scheme or arrangement honouring Employer's claim in respect of Employee or his spouse or children; and

                     o Employee's acceptance of such variations to his terms and conditions of employment as may from time to time be requested by Employer.

                     All payments under the schemes or arrangements will be subject to such deductions as may be required by law and also a sum equivalent to any employer's National Insurance contributions which are payable by Employer in respect of any payment under the scheme or arrangements, as appropriate, and which are not reimbursed by the insurer under the scheme or arrangement.


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                     Where any payments are made under the permanent health
                     insurance scheme or arrangement all other benefits provided to or in respect of Employee by the Employer will cease immediately (if they have not done so already) except those benefits for which the Employer receives reimbursement in full of the total cost to it of the benefit from the insurer under the appropriate scheme or arrangement.

              B.     CAR

                     During the continuance of the Employment, the Employer shall provide to Employee for performance of Employee's duties on behalf of Employer as specified herein a car, of a size and type commensurate (in the opinion of the Board) with Employee's position for the time being. Employer shall pay all petrol, maintenance, insurance and other expenses related thereto. Employee will be permitted to use the car for reasonable private journeys. If Employee shall be convicted of any offence under the Road Traffic Acts or is involved in any accident involving the car, he shall forthwith notify the Board and supply such information in connection therewith as the Board may request. Employee shall at all times maintain a current full driving licence and shall not do or omit to do anything which would or might make void or prejudice any insurance policy maintained by Employer.

              C.     OTHER EXPENSES

                     Employer shall promptly pay directly or reimburse Employee for his reasonable out-of-pocket costs and expenses incurred in connection with the performance of his duties and responsibilities hereunder including but not limited to reasonable travel, accommodation and subsistence expenses incurred by Employee should the Employee be temporarily required to carry out his duties elsewhere, in the UK or abroad, than at his normal place of work but always subject to the submission by Employee of appropriate invoices, receipts and other supporting documentation, consistent with Employer's customary reimbursement policies and procedures.

              D.     DEDUCTIONS

                     For the purposes of the Employment Rights Act 1996, sections 13-27, Employee hereby authorises the Employer to deduct from his salary and/or any other sums due under this Agreement any sums due from him to Employer including, without limitation, any overpayments, loans or advances made to him by the Employer, and any losses suffered by the Employer as a result of any negligence or breach of duty by Employee.


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       11.    HOLIDAY

              Employer's holiday year runs from 1st January to 31st December. Employee shall be entitled to annual holiday (of not less than 20 days). Holidays may only be taken with advance permission from the Board. Employee may not carry any unused holiday entitlement forward to a subsequent holiday year. Holiday entitlement is accrued PRO RATA throughout the holiday year, depending on Employee's length of service within that year. Accrued holiday entitlement will be rounded up to the nearest whole day.

              Upon notice of termination of Employee's employment being served by either party, Employer may either require Employee to take any unused holidays accrued at that time during any notice period or may, at its discretion, make a payment in lieu of such holiday entitlement. Employee will be required to make a payment to Employer in lieu of any holiday taken in excess of Employee's holiday entitlement accrued at the date of termination of the Employment. Any sums so due may be deducted from any money owing to Employee.

       12.    SICKNESS

              Without prejudice to the terms of clause 15, Employer shall continue to pay Employee's salary during any period of absence on medical grounds for up to a maximum period of 13 weeks in any period of 12 consecutive months (such twelve month period beginning on the first day of absence), provided that Employee shall from time to time if required:

       o   inform Employer without delay of any injury or incapacity;

       o supply Employer with medical certificates covering any period of sickness or incapacity exceeding seven consecutive days (including weekends); and

       o undergo at Employer's expense a medical examination by a doctor appointed by Employer.

              Payment of Employee's salary pursuant to this clause 12 shall be made less any amount of Statutory Sick Pay or other benefits to which Employee may be entitled hereunder or under any relevant legislation.

              Once entitlement to salary under this clause 12 lapses, Employee shall have no right to any benefit or emolument from Employer except to any permanent health insurance benefit which may be payable in accordance with clause 10.


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              If Employee's absence shall be occasioned by the actionable negligence of a third party in respect of which damages are recoverable, then all sums paid by Employer during the period of absence in terms of this clause 12 shall constitute loans to Employee, who shall:

       o forthwith notify Employer of all the relevant circumstances and of any claim, compromise, settlement or judgement made or awarded in connection therewith;

       o if Employer so requires, refund to Employer such sum as Employer may determine, not exceeding the lesser of:

                     (i) the amount of damages recovered by him in respect of loss of earnings during the period of absence under any compromise, settlement or judgement; and

                     (ii) the sums advanced to him by Employer in respect of the period of incapacity.

       13.    FACILITIES

              Employer shall provide and maintain (or cause to be provided and maintained) such facilities, equipment, supplies and personnel as it reasonably determines is adequate for Employee's performance of his duties and responsibilities under this Agreement.

       14.    PENSIONS

              Employer does not operate a pension scheme.

       15.    TERMINATION OF EMPLOYMENT

              A      INCAPACITY

                     For the purposes of this Agreement, Employee shall be deemed to be "Incapacitated" when, by reason of physical or mental illness or of injury, he is unable to perform substantially all of the duties and responsibilities required of him in connection with his employment hereunder. No incapacity shall be deemed to exist until after Employee shall be unable to perform his duties hereunder for ninety (90) consecutive days (the "Incapacity Period"). If Employee shall have been incapacitated but shall have returned to work prior to the end of the Incapacity Period, any new incapacity commencing within thirty (30) days of the termination of the prior incapacity shall be a continuation of the prior incapacity, and the period of all such disabilities shall be added together to determine whether, or how much of, the Incapacity Period has elapsed.


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                     The Employment may be subject to termination by the
                     Employer by notice if Employee becomes Incapacitated provided that if at any time during the currency of such notice Employee can provide a medical certificate satisfactory to the Board and to the effect that he has fully recovered his physical and/or mental health and that no recurrence of illness or incapacity can reasonably be anticipated, Employer shall withdraw the notice.

              B.     TERMINATION EVENTS

                     Notwithstanding any provisions of this Agreement to the contrary, Employee's employment may be terminated by Employer with Cause (as hereinafter defined) effective upon the delivery of written notice to Employee. In addition, Employee's employment shall terminate upon Employee reaching the Employer's normal retirement age of 65.

              C.     DEFINITION OF CAUSE

                     For purposes of this Agreement, "Cause" shall be: (a) conviction for fraud or criminal conduct (other than conviction of, or a plea of guilty to, a minor traffic offence), from which no appeal can be taken; (b) habitual drunkenness or drug addiction; (c) fraud or theft in respect of Employer; (d) material sanctions against Employee in his capacity as an employee of Employer by regulatory agencies governing Employer or against Employer because of deliberate wrongful acts or conduct of Employee which have a material adverse affect upon the Employer and its business; (e) material breach or default by Employee of any of the material terms or conditions of this Agreement, or the continuation of any breach or default by Employee for a period of seven (7) days following the date of receipt of written notice from Employer specifying the breach or default of Employee; (f) the resignation of Employee prior to the end of the Employment Term (in this last event, Employee's employment shall be deemed terminated with Cause on the date that he resigns); (g) disqualification as a director by reason of any order made under the Company Directors Disqualification Act 1986 or any other enactment; (h) the bankruptcy or insolvency of Employee; or (i) gross misconduct or gross negligence of Employee.

              D.     TERMINATION WITHOUT CAUSE

                     If Employee's employment is terminated by Employer without Cause as defined in this Section, Employee shall be given sixty (60) days written notice of termination by Employer and be entitled to

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                     receive two years compensation and fringe benefits/expenses as provided for in Sections 9 & 10 hereof.

              E.     TERMINATION FOLLOWING A CHANGE OF CONTROL

                     (i) In the event that a "Change of Control", as hereinafter defined, of Employer is followed by a related "Good Reason" as hereinafter defined at any time during the Employment Term, Employee shall have the right to terminate his employment under this Agreement upon thirty (30) days written notice given at any time within one year after the occurrence of such events, and such termination of Employee's employment with Employer pursuant to this Subsection 15E, then, in any such event, such termination shall be deemed to be a Termination by Employer Other than for Cause and Employee shall be entitled to such Compensation and Benefits as set forth in Subsection 15D of this Agreement.

                     (ii) For purposes of this Agreement, a "Change of Control" of Employer shall mean a change in the legal person holding, directly or indirectly, the shares which carry 50% or more of the voting rights in either Employer or its holding company, for which purpose "holding company" shall have the meaning ascribed thereto by Section 736 of the Companies Act 1985.

                     (iii) For the purposes of this Agreement, "Good Reason" shall mean, without the Employee's express written consent, the occurrence of any of the following events after a Change in Control:

              I. a reduction by the Employer of the Employee's basic rate of remuneration (excluding any performance related or discretionary bonuses);

              II. the failure of the Employer to continue in effect any Employee benefit plan or compensation plan in which the Employee was participating following the Change in Control, unless the Employee is permitted to participate in other plans providing substantially comparable benefits, or the taking of any action by the Employer which would adversely affect the Employee's participation in or materially reduce benefits under any such plan, PROVIDED, HOWEVER, that changes affecting the participation or benefits of all similarly situated employees shall not be treated as Good Reason hereunder;

              III. a materially adverse change in the level of the Employee's employment responsibilities, PROVIDED, HOWEVER, that changes in




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                     title or changes in the Group Company which employs the
                     Employee shall not be treated as Good Reason hereunder; or

              IV. a relocation of Employer's offices such that Employee would be required to relocate his primary residence to provide for a reasonable daily travel distance to such new location.

       This Subsection 15E will not apply where the Employee gives Employer his explicit written waiver stating that for the purposes of this Subsection 15E a Change in Control shall not be deemed to have occurred. The Employee's participation in any negotiations or other matters in relation to a Change in Control shall in no way constitute such a waiver which can only be given by an explicit written waiver as provided in the preceding sentence.

       F.     TERMINATION PROVISIONS

              If Employer becomes entitled to terminate the Employment pursuant to this clause 15, it shall be entitled (but without prejudice to its right subsequently to terminate the Employment on the same or any other ground) to suspend Employee on full pay for so long as it may think fit.

              Employer reserves the right to give Employee pay in lieu of any notice of termination (whether given by Employer or by Employee). For this purpose, Employee agrees that pay in lieu of notice will consist of his basic salary for the relevant period of notice and any bonus/commission/share of profit and any other emolument referable to the Employment. For the avoidance of doubt, the right of Employer to make a payment in lieu of notice does not give rise to any right of Employee to receive such a payment.

              The giving of any period of notice of termination (whether given by Employer or Employee), does not limit the Employer's right to suspend any of Employee's duties and powers under clause 6 and Employer shall be under no obligation to assign any duties to Employee and shall be entitled to exclude him from its premises. Throughout any such period of suspension, Employee shall continue to receive his normal salary and other contractual benefits to which he is entitled under this Agreement and shall not be entitled to work either on his own account or for any other person, company or business. Alternatively, Employer may, during the whole or part of such period of notice, require Employee to perform duties (including any modified duties arising from an exercise by Employer of its rights under clause 6) at such locations as the Company may require consistent with clause 8.

              On the termination of the Employment or on either Employer or Employee having served notice of such termination, Employee shall:
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              o      at the request of Employer resign as a Director and/or from any office held in Employer or any Group Company and shall transfer without payment to Employer or as Employer may direct, any shares or other securities held by Employee as nominee or trustee for Employer or any Group Company provided however that such resignation shall be without prejudice to any claims which Employee may have against Employer or any Group Company arising out of the termination of the Employment; and

              o forthwith deliver to Employer all materials within the scope of clause 16 and all credit cards, cars, car keys and other property of or relating to the business of Employer or of any Group Company which may be in his possession or under his power or control;

                     and if Employee should fail to do so Employer is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign any documents and do any things necessary or requisite to give effect thereto.

       16.    NON-DISCLOSURE QF CONFIDENTIAL INFORMATION

              A.     CONFIDENTIAL INFORMATION

                     Employee acknowledges that Employee has been informed that it is the policy of Employer to maintain as secret and confidential all information relating to (i) the financial condition, businesses and interests of Employer and its Group Companies, (ii) the systems, know-how, products, services, costs, inventions, patents, patent applications, formulae, research and development procedures, notes and results, computer software programs, marketing and sales techniques and/or programs, methods, methodologies, manuals, lists and other trade secrets heretofore or hereafter acquired, sold, developed and/or used by Employer and its Group Companies and (iii) the nature and terms of Employer's and its Group Companies' relationships with their respective customers, clients, suppliers, lenders, vendors, consultants, independent contractors and employees (all such information being hereinafter collectively referred to as "Confidential Information"), and Employee further acknowledges that such Confidential Information is of great value to Employer and its Group Companies and, in and by reason and as a result of Employee's employment by Employer, Employee will be making use of, acquiring and/or adding to such Confidential Information. Therefore, Employee understands that it is reasonably



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                     necessary to protect Employer's and its Group Companies'
                     trade secrets, good will and business interests that Employee agree and, accordingly, Employee does hereby agree, that Employee will not directly or indirectly (except where authorised by the Board for the benefit of Employer and/or its Group Companies and/or as required in the course of his employment) at any time hereafter use for his own purposes or divulge or disclose for any purpose whatsoever to any persons, firms, corporations or other entities other than Employer or its Group Companies (hereinafter referred to collectively as "Third Parties"), or use or cause or authorise any Third Parties to use, or through any failure to exercise due care and diligence, cause any unauthorised disclosure of any such Confidential Information, except as otherwise required by law.

              B.     EMPLOYER'S MATERIALS

                  In accordance with the foregoing, Employee furthermore agrees that:--

                  (i) Employee will at no time retain or remove from the premises of Employer or its Group Companies any research and development materials, drawings, notebooks, notes, reports, formulae, software programs or discs or other containers of software, manuals, data, books, records, materials or documents of any kind or description for any purpose unconnected with the strict performance of Employee's duties with Employer; and

                   (ii) all such materials shall be and remain the property of the Employer; and

                   (iii) upon the cessation or termination of Employee's employment with Employer for any reason, Employee shall forthwith deliver or cause to be delivered up to Employer any and all research and development materials, drawings, notebooks, notes, reports, formulae, software programs or discs or other containers of software, manuals, data, books, records, materials and other documents and materials in Employee's possession or under Employee's control relating to any Confidential Information or any property or information which is otherwise the property of Employer or its Group Companies.

           17.    INVENTIONS AND OTHER INTELLECTUAL PROPERTY

                  The parties foresee that Employee may make inventions or create other industrial or intellectual property in the course of his duties under this Agreement and agree that in this respect Employee has a special responsibility to further the interests of Employer and the Group Companies.

                  Any discovery, development, invention, or improvement, design, process, formula, method, database, information, computer program, copyright work, semi conductor or other topography, copyright work, trade mark or trade name or get-up made, created, devised, developed or discovered by Employee during the continuance of the Employment (whether capable of being patented or registered or not and whether or not made or discovered in the course of the Employment) either alone or with any other person in connection with or in anyway affecting or relating to the business of Employer or any Group Company or capable of being used or adapted for use therein or in connection therewith ("WORKS") shall forthwith be disclosed to Employer and shall (subject to sections 39 to 43 Patents Act 1977) belong to and be the absolute property of Employer or such Group Company as Employer may direct.

                  Employee if and whenever required so to do by Employer shall at the expense of Employer or such Group Company as Employer may direct:

                o apply or join with Employer or such Group Company in applying for letters patent, registered design, design right, trade mark or other protection or registration in the United Kingdom and in any other part of the world for any Works; and

                o execute all instruments and do all things necessary for vesting such works or patents, registered designs, design rights, trade marks or other protection or registration when obtained and all right, title and interest to and in the same absolutely and as sole beneficial owner in Employer or such Group Company or in such other person as Employer may specify; and

                o sign and execute all such documents and do all such acts as the Company may reasonably require in connection with any proceedings in respect of such applications and any publication or application for revocation of such patents, registered designs, design rights, trade marks or other protection.

                  Employee hereby irrevocably and unconditionally waives all rights under Chapter IV Copyright, Designs and Patents Act 1988 and any other moral rights which he may have in the Works or in connection with the authorship of any existing or future copyright work in the course of the Employment, in whatever part of the world such rights may be enforceable including, without limitation:

                o the right conferred by section 77 of that Act to be identified as the author of any such work; and

                o the right conferred by section 80 of that Act not to have any such work subjected to derogatory treatment.


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                  Employee hereby irrevocably appoints Employer to be his
           Attorney in his name and on his behalf to execute any such act and to sign all deeds and documents and generally to use his name for the purpose of giving to Employer the full benefit of this clause. Employee agrees that with respect to any third parties a certificate signed by any duly authorised officer of Employer that any act or deed or document falls within the authority hereby conferred shall be conclusive evidence that this is the case.

                  Nothing in this clause shall be construed as restricting the rights of Employee or Employee under sections 39 to 43 Patents Act 1977.

       18.    COVENANT - NOT-TO-COMPETE

              A.     DEFINITIONS

                     For the purposes of clause 18B the following words have the following meanings:

                 "COMPANY GOODS" means any product researched into, developed, manufactured, distributed or sold by Employer with which the Employee was materially concerned or for which he was responsible during the two years immediately preceding the Termination Date;

                  "COMPANY SERVICES" means any services (including but not limited to technical and product support, technical advice and customer services) supplied by Employer with which the duties of Employee were materially concerned or for which he was responsible during the two years immediately preceding the Termination Date;

                  "CONFIDENTIAL INFORMATION" has the meaning given to it in clause 16;

                  "CUSTOMER" means any person, firm, company or other organisation whatsoever to whom or which Employer distributed, sold or supplied Company Goods or Company Services during the two years immediately preceding the Termination Date and with whom or which, during such period:

                         (i) Employee had material dealings in the course of his employment; or

                         (ii) any employee who was under the direct or indirect supervision of Employee had material dealings in the course of his employment;

       but in the case of a firm, company or other organisation shall not include any division, branch or office of such firm, company or other organisation with which Employee and/or any such employee had no dealings during the said period;

                  "PROSPECTIVE CUSTOMER" means any person, firm, company or other organisation whatsoever with whom or which Employer shall have had negotiations or discussions regarding the possible distribution, sale or supply of Company Goods or Company Services during the 12 months immediately preceding the Termination Date and with whom or which, during such period:

                         (i) Employee shall have had material dealings in the course of his employment by Employer; or

                         (ii) any employee who was under the direct or indirect supervision of Employee shall have had material dealings in the course of his employment by the Company;

       but in the case of a firm, company or other organisation shall not include any division, branch or office of such firm, company or other organisation with which Employee and/or any such employee had no dealings during the said period;

           "RESTRICTED AREA" means:

                         (i)    Scotland and;

                         (ii) any other country in the world where, on the Termination Date, Employer was engaged in the research into, development, manufacture, distribution, sale or supply or otherwise dealt with Company Goods or Company Services;

                  "RESTRICTED GOODS" means any product of the same type or materially similar to Company Goods;

                  "RESTRICTED SERVICES" means any services of the same type or materially similar to Company Services;

                  "RESTRICTED PERIOD" means the period of 12 months immediately following the Termination Date;

                  "SENIOR EMPLOYEE" means an employee of the Company who in the opinion of the Company is a key employee to the Company and who earns a salary of at least (pound)35,000 per annum at the Termination Date;

                  "TERMINATION DATE" means the date of termination of the Employment.

              B.     RESTRICTIONS

                    Employee hereby undertakes with Employer that he will not either during the Employment nor during the Restricted Period without the prior written consent of Employer whether by himself, through his employees or agents or otherwise howsoever and whether on his own behalf or on behalf of any other person, firm, company or other organisation, directly or indirectly:

                    (i) in competition with Employer within the Restricted Area, be employed or engaged or otherwise interested in the business of researching into, developing, manufacturing, distributing, selling, supplying or otherwise dealing with Restricted Goods or Restricted Services;

                    (ii) in competition with Employer, in respect of Restricted Goods or Restricted Services, solicit business from or canvass any Customer or Prospective Customer;

                    (iii) in competition with Employer, in respect of Restricted Goods or Restricted Services, accept orders from, or have any business dealings with, any Customer or Prospective Customer;

                     (iv) solicit or induce or endeavor to solicit or induce any person who, on the Termination Date, was a Senior Employee of Employer with whom Employee had dealings during the last 12 months of the Employment to cease working for or providing services to Employer, whether or not any such person would thereby commit a breach of contract;

                      (v) employ or otherwise engage in the business of researching into, developing, manufacturing, distributing, selling, supplying or otherwise dealing with Restricted Goods or Restricted Services any person who, during the 12 months preceding the Termination Date, was employed or otherwise engaged by Employer and who by reason of such employment or engagement is in possession of any trade secrets or Confidential Information relating to the business of Employer or who has acquired influence over its Customers and Prospective Customers (defined in clause 18A, but so that references to Employee shall be replaced by references to the relevant employee).

              C.  LIMITATION OF SUSPENSION

                  If Employer exercises its right to suspend Employee's duties and powers under clause 6 during any period after notice of termination of the Employment has been given by Employer or Employee, the aggregate of the period of the suspension and the period after the

                  Termination Date for the which the covenants in sub-clause 18B shall apply shall not exceed 12 months and, if the aggregate of the two periods would exceed 12 months, the period after the Termination Date for which the covenants in sub-clause 18B shall apply shall be reduced accordingly.

              D.  GROUP COMPANIES

                  Clause 18B shall also apply as though references to "Employer" include references to each Group Company in relation to which Employee has in the course of his duties for Employer or by reason of rendering services to or holding office in such Group Company:

                  (i) acquired knowledge of its trade secrets or Confidential Information; or

                  (ii) had personal dealings with its Customers or Prospective Customers; or

                  (iii) supervised directly or indirectly employees having personal dealings with its Customers or Prospective Customers,

           but so that references in clause 18A to "Employer" shall for this purpose be deemed to be references to the relevant Group Company. The obligations undertaken by Employee pursuant to this clause 18D shall, with respect to each such Group Company, constitute a separate and distinct covenant and the invalidity or unenforceability of any such covenant shall not affect the validity or enforceability of the covenants in favour of any other Group Company or Employer.

           E.     ASSOCIATION

                  Employee hereby undertakes with Employer that he will not at any time:

           (i) during the continuance of the Employment or after the Termination Date engage in any trade or business or be associated with any other person, firm or company engaged in any trade or business using the name(s) Viragen or incorporating the word(s) Viragen;

           (ii) after the termination of the Employment in the course of carrying on any trade or business, claim, represent or otherwise indicate any present association with Employer or any Group Company or for the purpose of carrying on or retaining any business or custom, claim, represent or otherwise indicate any past association with Employer or any Group Company to its detriment.

              F.  SEVERABILITY

                  The restrictions in this clause 18 (on which Employee has had the opportunity to take independent advice, as Employee hereby acknowledges) are separate and severable restrictions and are considered by the parties to be reasonable in all the circumstances. It is agreed that if any such restrictions, by themselves, or taken together, shall be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of Employer or a Group Company but would be adjudged reasonable if part or parts of the wording thereof were deleted, the relevant restriction or restrictions shall apply with such deletion(s) as may be necessary to make it or them valid and effective.

       19.    EMPLOYEE'S DISCLOSURES AND REPRESENTATIONS AND WARRANTIES

              Employee hereby acknowledges, represents and warrants to, and/or agrees with, Employer as follows:

        (a) That Employee has full right, power and authority to perform all obligations under this Agreement.

        (b) Employee hereby agrees to indemnify and hold harmless Employer and its shareholders, directors, officers, employees and agents from and against any and all loss, damage, liability, cost or expense (including reasonable legal fees and costs due to or arising out of any material inaccuracy in, or material breach of, any material representation, warranty or covenant of Employee contained herein.

       20.    INDEPENDENT ADVICE

              Employer and Employee agree that each of them have been, or were advised and fully understand that they are entitled to be represented by independent legal representation with respect to all matters contemplated herein from the commencement of negotiations at all times through to the execution hereof.

       21.    LAW APPLICABLE

              This Agreement shall be governed by and construed in accordance with the law of Scotland.

       22.    NOTICES

                  Any notice or other document to be given under this Agreement shall be in writing and may be given personally to Employee or to the Secretary of Employer (as the case may be) or may be sent by first class post or other fast postal service or by facsimile transmission to, in the case of Employer, its registered office for the time being and in the case of Employee either to his address shown on the face hereof or to his last known place of residence.

              Any such notice shall be deemed served when in the ordinary course of the means of transmission it would first be received by the addressee in normal business hours.

       23.    COLLECTIVE AGREEMENTS

              There are no collective agreements applicable to the Employment.

       24.    DATA PROTECTION

              Employee acknowledges and agrees that Employer is permitted to hold personal information about Employee as part of its personnel and other business records and may use such information in the course of Employee's business. Employee agrees that Employer may disclose such information to third parties in the event that such disclosure is in Employer's view required for the proper conduct of Employer's business or that of any Group Company. This clause applies to information held used or disclosed in any medium.

       25.    SUCCESSION

              This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors in interest of any kind whatsoever; provided, however, that Employee acknowledges and agrees that he cannot assign, delegate or transfer any of his rights, duties, responsibilities or obligations hereunder to any other person or entity.

       26.    ENTIRE AGREEMENT

              This Agreement constitutes the entire agreement between the parties with respect to, and supersedes any and all prior agreements, both oral and written, between the parties hereto, except as related to rights of the Employee and his statutory waiver of claims on expiry of this contract. This Agreement can only be amended in writing.

       27.    NO WAIVER

              A waiver of any breach of any term, provision or covenant contained herein shall not be deemed a continuing waiver or a waiver of any future or past breach. No oral waiver shall be binding.

       28.    INDEMNITY OF EMPLOYEE

              Employer shall indemnify and hold harmless Employee from and against any and all claims, judgments, fines, penalties, liabilities, losses, costs and expenses (including reasonable legal fees and costs) asserted against or incurred by Employee as a result of acts or omissions of Employee taken or made in the course of performing his duties for Employer or by reason of Employee acting or having acted as a director or officer of Employer, to the maximum extent permitted by law, (including the advancement of expense provisions thereof); provided, however, that such indemnity shall not apply to acts or omissions of Employee which constitute misconduct, gross negligence or which were intended by Employee to personally benefit Employee, directly or indirectly, at the expense of Employer, unless the matter which benefits Employee was first fully disclosed to the Board of Directors of Employer and approved by said Board.

       IN WITNESS WHEREOF, these presents printed on this and the 16 preceding pages are executed as follows:-

Signed for and on behalf of the said
Viragen (Scotland) Limited
At
On
Nineteen Hundred and Ninety Nine:-



Witness
           ------------------------            -------------------------------
                                               Dennis W. Healey       Director
Address
           ------------------------


           ------------------------

Occupation
           ------------------------



Signed by the said Dr. Donald Magnus Nicolson
At
On
Nineteen Hundred and Ninety Nine:-

Witness
           ------------------------            -------------------------------
                                                                  Dr. Nicolson
Address
           ------------------------


           ------------------------

Occupation
           ------------------------

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT, dated as of July 1, 1999 (the "Effective Date") between Viragen, Inc. a Delaware Corporation (the "Company") and Dr. Donald Magnus Nicolson ("Optionee").

The Company, pursuant to the provisions of its 1997 Stock Option Plan (the "Plan"), hereby grants to Optionee an Incentive Stock Option ("ISO") to acquire Common Stock, par value $.01 per share, of the Company (the "Common Stock"), subject to the following terms and conditions:

         1. GRANT OF OPTION. The Company hereby grants to Optionee (the "Option") to purchase up to 200,000 shares of Common Stock (the "Shares"), to be transferred upon the exercise thereof, fully paid and nonassessable.

         2. EXERCISE PRICE. The exercise price of the Shares subject to the Option shall be at market at the Grant Date, $0.625 per share. The Company shall pay all original issue or transfer taxes upon the exercise of the Option by Optionee.

         3. EXERCISABILITY OF OPTION; RIGHTS AND PRIVILEGES. Subject to the provisions of Paragraph 6 hereof, the Option shall be exercisable by Optionee for a period of five (5) years commencing:

                    i)   one third on the Effective Date,

                    ii) one third on the first anniversary of the Effective Date and,

                    iii) one third on the second anniversary of the Effective
                         Date.

All granted but unexercised Options shall continue to be fully exercisable in accordance with the provisions herein:

                           (i) if there occurs any corporate transaction (which
shall include a series of corporate transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 66 2/3 percent of the voting stock of the Company in a (a) reorganization, (b) consolidation,
(c) merger, (d) liquidation or (e) a similar of corporate transaction;

                           (ii) if the shareholders of the Company shall approve
a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                           (iii) if the shareholders of the Company shall
approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

         4. NON-ASSIGNABILITY OF OPTION. The Option shall not be given, granted, sold, exchanged, transferred, pledged, encumbered, assigned or otherwise disposed of by Optionee, other than by will or the laws of descent and distribution, and during the lifetime of Optionee, shall not be exercisable by any other person, but only by Optionee.

         5. METHOD OF EXERCISE OF OPTION. Optionee shall notify the Company by written notice, in the form of the Notice of Exercise attached hereto (Attachment A), delivered to the Company's principal office, attention: Chief Financial Officer. At the Optionee's option, the payment for the Shares may be made either by Optionee's check payable to the order to the Company in full payment for the total exercise price of the number of Shares purchased or by execution and delivery by the Optionee to the Company of a Note(s), in similar form and content as Notes previously used by the Company for similar purposes ("Note(s)"), dated as of each Notice of Exercise. As soon as practicable after the receipt of such Notice of Exercise and accompanying payment for the purchase of Shares, the Company shall, at its principal office, tender to Optionee a certificate or certificates issued in Optionee's name evidencing the Shares purchased by Optionee hereunder.

         6. TERMINATION OF OPTION. To the extent exercisable but not exercised, the Option shall terminate upon the first to occur of the following dates:

                  (a) five (5) years from the Exercise Date as defined herein;
or

                  (b) the expiration of ninety (90) days following the date Optionee's employment terminates with the Company and/or any of its subsidiaries included in the Plan with Cause, as defined in Optionee's Employment Agreement attached hereto.

Subject to the provisions of this paragraph, in the event of Optionee's death, the exercisable but unexercised portion of the Option may be exercised by the estate of Optionee, or by the person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of Optionee.

In the event of Employee's termination without Cause, all granted but unexercised Options shall continue to be fully exercisable in accordance with the provisions herein. Additionally, in the event this Agreement is not renewed at the end of the Employment Term, then all granted but unexercised Options shall continue to be fully exercisable in accordance with the provisions herein.

         7. PLEDGE OF SHARES. If payment for the purchase of Shares under this Option is made through execution and delivery of a Note(s), effective upon Optionee's purchase(s) of the Shares and the delivery of the Note(s), in order to secure the Company's obligations under the Note(s), Optionee hereby pledges, assigns and sets over to the Company, and grants to the Company a security interest in, the Shares. The Shares pledged pursuant hereto shall be maintained in escrow with Atlas, Pearlman, Trop & Borkson, P.A. pursuant to the terms of a Pledge and Escrow Agreement previously used by the Company for similar purposes, which shall be executed by Optionee and the Company upon delivery of a Note(s). As long as any Shares remain subject to the lien of the Pledge, such Shares may not be further pledged or encumbered in any manner, and shall not be sold, transferred or otherwise disposed of. The Escrow Agent shall not be required to relinquish the Pledge or the Escrow Agent's possession of the certificates evidencing the Shares, unless no later than concurrently with the sale of the Shares pursuant to an S-8 registration, all Notes which are secured by such Shares are paid in full. In the event any of the Shares are to be titled in the name of an immediate family member of Optionee or a trust pursuant to the terms herein, as a condition thereto the designated title holder(s) of such Shares shall execute and deliver to the Company a pledge and escrow agreement, in form and content reasonably satisfactory to the Company and its counsel, consistent with the terms herein. No transfer of Shares to, or designation by Optionee of (for the purposes of owning Shares) any person or entity shall relieve Optionee of any of his obligations under the Note(s) or this Agreement. With respect to each Note under which a voluntary prepayment is made by Optionee, provided that interest payments on such Note are current through the date of prepayment and such Note is not in default and has not been accelerated, for each $6,250 of principal paid by Optionee under such Note, 10,000 Shares of the Shares pledged to secure such Note shall be released from the lien of the Pledge. As long as no event of default has occurred with respect to a Note and no event giving right to accelerate such Note has occurred, Optionee shall retain all voting rights with respect to all Shares securing such Note. Following an event of default or an acceleration event, the Company shall have and may exercise all voting rights with respect to such Shares. Optionee hereby irrevocably appoints the Company Optionee's attorney-in-fact for such purpose, it being acknowledged that such appointment is coupled with an interest. Any dividends or distributions payable in respect of any Shares subject to the Pledge shall automatically be applied to pay down the Note(s) in inverse order of their respective maturity date(s). In the event of a default under any Note, in addition to and not in limitation or lieu of any other rights or remedies the Company may have against Optionee as a result of such default, the Company may exercise all of its rights at law and in equity as a secured party, including without limitation under the Uniform Commercial Code, with respect to all Shares then securing the Note with respect to which the default has occurred. Upon a default, without limiting any of the Company's other rights and remedies, the Company may conduct a public or private foreclosure sale of the Shares securing the Note with respect to which the default has occurred. Optionee agrees that 10 days notice to him of any private sale is fair and reasonable. The Company may be the purchaser at any public foreclosure sale, and may bid any commercially reasonable amount at such sale. In all events, in the event of a public or private foreclosure sale, Optionee shall be liable for any deficiency. All of the Company's rights and remedies under the Note(s), the Pledge and this Agreement, and at law or in equity, are cumulative, and none is intended to be in substitution or in lieu of, nor is the exercise of one intended to be a waiver of, any other. The Company shall have no obligation to proceed against the Shares before proceeding against Optionee with respect to any default under any of the Notes.

         8. SECURITIES LAWS. Employer represents and warrants that (i) all shares underlying the Options will be issued from shares authorized by and subject to the provisions of the Plan; (ii) the Plan and the shares underlying the Options shall be registered under the applicable regulations of the Securities and Exchange Commission on Form S-8; and (iii) such registration covering the shares underlying the Options will be maintained as effective for the longer of (a) the Employment Term or (b) the Exercise Period of the Options as defined herein.

         9. ADJUSTMENT OF SHARES. If at any time prior to the expiration or exercise in full of the Option, there shall be any increase or decrease in the number of issued and outstanding shares of the Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of the Common Stock, then and in such event:

                  (i) appropriate adjustment shall be made in the maximum number of Shares available for grant, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                  (ii) appropriate adjustment shall be made in the number of Shares, and the exercise price per Share thereof, that remain unexercised under the Option, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall remain subject to purchase at the same aggregate exercise price.

Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale of upon the exercise of rights or warrants to subscribe therefore, or upon conversions of shares or obligations the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of exercise price of the Shares that remain unexercised under the Option.

Without limiting the generality of the foregoing, the existence of unexercised Shares under the Option shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company;
(iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares issuable upon exercise of the Option;
(iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         10. NO RIGHTS AS STOCKHOLDER. Optionee shall have no rights as a stockholder of the Company in respect of the Shares as to which the Option shall not have been exercised and payments made therefore as herein provided.

         11. BINDING EFFECT. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and permitted assigns. Optionee acknowledges that Optionee has read and understands the Plan and agrees to abide by its terms.

         12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. All terms not defined in this Agreement shall have the same meaning as in the Plan.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        VIRAGEN, INC.



                                     By:
                                        ----------------------------
                                        Dennis W. Healey
                                        Executive Vice President


                                        OPTIONEE


                                        ----------------------------
                                        Dr. Donald Magnus Nicolson

                                  ATTACHMENT A
                                  ------------

                               NOTICE OF EXERCISE

The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing __________ shares of Common Stock of Viragen, Inc., a Delaware Corporation, and hereby makes payments of $________ in payment therefor.

                                            --------------------------
                                            Signature



                                            --------------------------
                                            Date




            INSTRUCTIONS FOR ISSUANCE OF STOCK AND CORPORATE RECORDS
            --------------------------------------------------------

Name:
                  ---------------------------------------------
                  (Please type or print in block letters)

Address:
                  ---------------------------------------------

                  ---------------------------------------------


Social  Security #:
                   --------------------------------------------

Phone #: (   )
        -------------------------------------------------------

Fax #:   (   )
        -------------------------------------------------------